EXHIBIT 5.1

February 10, 2006

Scientigo, Inc.
6701 Carmel Road
Suite 205
Charlotte, NC 28226

Ladies and Gentlemen:

We have examined the Company’s Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") in connection with (i) the exchange offer of up to $5,107,160 principal amount of A 10% and B 10% Notes (the “A Notes” and "B Notes") and A Warrants and B Warrants to purchase up to  6,688,098 shares of Common Stock (the “A Warrants” and "B Warrants"), for all outstanding Scientigo 2005 6.4% senior convertible notes (the "Notes") and warrants to purchase shares of Common Stock, $.001 par value (the "Common Stock") (the  "Warrants"), (ii) the registration of the issuance of up to 5,674,622 shares of Common Stock upon the conversion of A Notes, and (iii) the registration of the issuance of up to 3,723,310 shares of Common Stock upon the exercise of A Warrants. For purposes of this opinion, the shares of Common Stock issued pursuant to (i) the conversion of Notes, A Notes and B Notes, and (ii) the exercise of Warrants, A Warrants and B Warrants shall be collectively referred to as the “Shares.”

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1)	the Registration Statement;

2)	the Certificate of Incorporation of the Company, as amended and restated to the date hereof;

3)	the Bylaws of the Company, as amended and restated to the date hereof;

4)	resolutions adopted by the Board of Directors of the Company, relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters; and

5)	Such other documents and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

On the basis of the foregoing, it is our opinion, subject to the effectiveness of the Registration Statement filed with the SEC (such Registration Statement as amended and finally declared effective, and the form of prospectus contained therein or subsequently filed pursuant to Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement") that: (a) the Notes, A Notes and B Notes and the Warrants, A Warrants and B Warrants (to the extent outstanding following the termination of the exchange offer) will constitute valid and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether considered in equity or at law); (b) upon payment and delivery of the exercise price in accordance with the terms of the Warrants, A Warrants and B Warrants (as described in the Registration Statement), the Shares issued in respect of such exercises shall be legally issued, fully paid and non-assessable shares of the Common Stock of the Company; and (c) upon conversion of the Notes, A Notes and B Notes in accordance with their terms (as described in the Registration Statement) the Shares issued in respect of such conversions shall be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Georgia and the State of Delaware. Further, our opinion is based solely upon the existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP